(MON) 2. 23' 04 18:21 / ST.18 :20/NO. 4862 069956 P 2 FROM CORPORATION TRUST 302- 655 -248 0 st~te o£ Del~w~re Exhibit 3.11 Secret~~ o£ st~t~ Division o£ Corpor~t~ons Delivered 06:15 PM 02/23/2004 FILED 05:37 PM 02/23/2004 SRV 040127963 - 3768216 FILE CERTIFICATE OF INCORPORATION OF TEAC AEROSPACE HOLDINGSt INC. FIRST: The name of the Corporation is TEAC Aerospace Holdings, Inc. SECOND: The registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wfunjngton, County of New Castle, Delaware 19801. The name of the Corporation's registered agent is The Corporation Trust Company. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "GCL "). FOURTH: The total number Otf shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares designated as common stock and the par value of each such share of common stock is one cent ($0.01) per share. FIFI1I! The name and mailing address of the incorporator are Michael L. Kaplan, 2375 E. Camelback Road, Suite 700, Phoenix, Arizona 85016. SIXTH: The number of directors which shall comprise the initial Board of Directors of the Corporation shall be two (2). The size of the Board of Directors may be increased or decreased in the manner provided in the Bylaws of the Corporation. All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by Jaw. SEVENTH: Unless and except to the extent that the Bylaws of the Corporation shall so reqlrire. the election of directors ofthe Corporation need not be by written ballot. EIGHTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not pennitted under the GCL. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. NINTH: Subject to the power of the stockholders of the Corporation to adopt. amend, or repeal any Bylaw made by the Board of Directors, the Board of Directors is expressly authorized and empowered to adopt. amend, or repeal the Bylaws of the Corporation. TENTH: The Corporation reserves the right at any time, and from time to time, to amen~ alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by Jaw; and all rights, preferences phx.-srv0111436977v01\S3291 .010300

(MON) 2. 23' 04 18: 22/ ST. 18 : 20/NO. 4862069956 P 3 FROM CORPORATION TRUST 302- 655 -2480 and privileges of whatsoever nature conferred upon stockholders. directors or any other persons whom.qoever by and pursuant to this Certificate of Incorporation in its present fotm or as hereafter amended are granted subject to the rights .reserved in this Article. IN WITNESS WHEREOF, I. the undersigned, being the Incorporator hereinabove stated, set my hand this 23rd day ofFebruary. 2004. ~6? phx-SIYO I\I436977v(ll\5.3291.0 I (000 2

FROM CT WILMINGTON - TEAM 6 (MON) 5. 10' 04 13:43/ST. 13:38/NO. 4863777141 P 2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TEAC AEROSPACE HOLDINGS, INC.

TEAC Aerospace Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That the Board of Directors of the Corporation, by unanimous consent of its members, adopted a resolution proposing and declaring advisable a proposed amendment to the Certificate of Incorporation of the Corporation, amending Article FOURTH in its entirety to read as follows:

> "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million (1,000,000) shares designated as common stock and the par value of each such share of common stock is one cent ($0.01) per share."

SECOND: That in lieu of a meeting and vote of Stockholders of the Corporation, the Stockholders have unanimously consented to said amendment in writing, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, TEAC Aerospace Holdings, Inc. has caused this Certificate of Amendment to be signed by its Chairman of the Board as of the 10th day of May, 2004.

TEAC AEROSPACE HOLDINGS, INC.

By: _/s/ Douglas P. McCormick_
Douglas P. McCormick, Chairman of the Board

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:44 PM 05/10/2004
FILED 01:36 PM 05/10/2004
SRV 040338465 - 3768216 FILE

phx-srv01\1444337v01

State of Delaware Secretary of State Division of Corporations Delivered 01:06PM 04/23/2008 FILED 11:59 AM 04/23/2008 SRV 080461929 - 3768216 FILE CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT OF TEAC AEROSPACE HOLDINGS, INC. It is hereby certified that: 1. The name of the corporation (hereinafter called the "corporation") is: TEAC AEROSPACE HOLDINGS, INC. 2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. 3. The registered agent of the l:orpuration within lhe State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed. 4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors. Signed on April23, 2008 Is! Vincent M. Lichtenberger Name: Vincent M. Lichtenberger Title: Secretary

State of .Delaware Secretazy of State Division o£ Corporations .Delivered 03:52 PM 10/22/2010 FILED 03:31 PM 10/22/2010 SRV 101021066 - 3768216 FILE SECOND AMENDMENT TO CERTIFICATE OF INCORPORATION OF TEAC AEROSPACE HOLDINGS, INC. TEAC Aerospace Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify: FIRST: That the Board of Directors of the Corporation, by unanimous consent of its members, adopted a resolution proposing and declaring advisable a proposed amendment to the Certificate of Incorporation of the Corporation, amending Article FOURTH in its entirety to read as follows: "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares designated as common stock and the par value of each such share of common stock is one cent ($0.0 1) per share." SECOND: That in lieu of a meeting and vote of shareholders of the Corporation, the Stockholders have unanimously consented to said amendment in writing, in accordance with the provisions of Section 228 of the General Corporation Law ofthe State ofDelaware. THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General corporation Law of the State ofDelaware . IN WITNESS WHEREOF, TEAC Aerospace jjoldings, Inc. has caused this Amendment to be signed by its Directors as ofthe /\' day of October, 2010. TEAC AEROSPACE HOLDINGS, INC.

State of Delaware Secretary of State Divi5ion ot"Corporation5 Delivered 12:48 PM 08/06/2012 FILED 11:40 AM 08/06/2012 STATE OF DELAWARE SRV 120907432- 3768216 FILE CERTIFICATE OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows: 1. The name of the corporation is: TEAC Aerospace Holdings, Inc. 2. The Registered Office of the corporation in the State of Delaware is changed to: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, I 9801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company. 3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation. . :t By: lsi Salvina Amenta~Gray Assistant Secretary Name:_ Salvina Amenta-Gray